                                                                    EXHIBIT 4(b)


                            BLUE WAVE SYSTEMS INC.
                            STOCK OPTION AGREEMENT

                              May _________, 1998

THIS STOCK OPTION AND THE COMMON STOCK ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, SUCH SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. IN ADDITION, SUCH SECURITIES MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES OR TO ANY "U.S. PERSON" (AS DEFINED IN REGULATION S OF THE SECURITIES ACT), UNLESS SUCH TRANSACTION IS REGISTERED UNDER, OR EXEMPT FROM THE REGISTRATION REQUIREMENTS OF, THE SECURITIES ACT. EXCEPT AS PERMITTED BY THE SECURITIES ACT, THE HOLDER HEREOF SHALL NOT ENGAGE IN ANY HEDGING TRANSACTIONS WITH RESPECT TO SUCH SECURITIES.

     THIS STOCK OPTION AGREEMENT (this "Agreement") is dated May ________, 1998, and is made between Blue Wave Systems Inc., a Delaware corporation (the "Grantor"), and ________________________________________________________ of
_______________________________________________________________________ (the
"Grantee"). This option is assignable in accordance with the terms of this Agreement and the expression "Optionholder" when used in this Agreement refers to the person (or persons) for the time being entered into the Register (as hereinafter defined) pursuant to this Agreement.

     1. ASSUMPTION OF OPTION. The Grantor hereby assumes the obligations of Loughborough Sound Images Limited, a company registered in England and Wales ("LSI"), under an option granted by LSI to Grantee, in connection with the acquisition of LSI by Grantor pursuant to that certain share purchase agreement dated November 17, 1997, between LSI and Grantor, as amended by that certain letter agreement dated March 24, 1998; and, pursuant thereto, Grantee's option for shares of LSI shall, effective as of the date hereof, become an option (the "Option") to subscribe for ____________________________ shares of common stock, $.01 par value, of the Grantor (the "Shares"), at a price of $ _____ per share (the "Option Price").

     2. VESTING; TIME OF EXERCISE. The Optionholder is fully vested in all of the Shares effective as of the date hereof. The Optionholder may exercise the Option in whole or in part at any time, subject to the terms of this Agreement.

     3. EXERCISE OF OPTION. The exercise of the Option shall entitle the Optionholder to purchase the number of Shares set forth in Section 1 above at any time or from time to time during the term of the Option.

     4. TERM OF OPTION. The Option will terminate at 5:00 p.m., Central Standard Time, on January 31, 2003.

     5. WHO MAY EXERCISE. During the lifetime of the Optionholder, the Option may be exercised only by the Optionholder.

     6.  RESTRICTIONS ON EXERCISE.  The Option:

         (a) may be exercised only with respect to full shares, and no fractional shares of stock shall be issued; and

         (b) may not be exercised in whole or in part and no cash or certificates representing shares subject to the Option shall be delivered, if any requisite approval or consent of any government authority of any kind having jurisdiction over the exercise of options shall not have been secured.

Notwithstanding anything herein to the contrary, the Grantor shall not be obliged to issue any Shares to the Optionholder unless and until the Directors of the Grantor are satisfied that the Optionholder (i) has paid his or her Employer (as defined below), or such other person as the Directors of the Grantor direct, such sums as may, in the reasonable opinion of the Directors, be appropriate to indemnify his or her Employer in respect of any Option Tax Liability (as defined below) or (ii) has entered into such other arrangements as the Directors of the Grantor may direct to meet such Option Tax Liability. For the purposes of this Section 7, the following terms shall have the following meanings:

          "Employer" means, in relation to the Optionholder, the company which is his or her employer (as the term is defined in the NI Rules, or as the case may be, the PAYE Regulations) or, if the Optionholder no longer holds office or employment with a company which is controlled by the Grantor, the company which was controlled by the Grantor with whom he or she last held office or employment.

          "NI Rules" means the laws and regulations and practices currently in force in the United Kingdom relating to liability for the collection of national insurance contributions.

          "Option Tax Liability" means, in relation to an Optionholder, any liability of his or her Employer or of any other person to account under the PAYE Regulations to the Inland Revenue or the Department of Social Security for any amount of, or representing, United Kingdom income tax or national insurance contributions (other than secondary contributions) which may arise on the grant or exercise of the Option.

          "PAYE Regulations" means regulations made under Section 203 of the Income and Corporation Taxes Act of 1988.


     7. MANNER OF EXERCISE. Subject to such administrative regulation as the Board of Directors of the Grantor may from time to time adopt, the Optionholder shall, in order to exercise the Option, give written notice to the Grantor, delivered to its registered office, of the number of Shares being purchased and the aggregate purchase price to be paid therefore, accompanied by the following:

         (a) full payment in United States dollars of the Option Price (in the form of cash or check) for each of the Shares being purchased; and

         (b)   such documents as the Grantor in its discretion deems necessary
               (i) to evidence the exercise, in whole or in part, of the option evidenced by this Agreement, (ii) to determine whether registration is then required under the Securities Act of 1933, or any other law, as then in effect, and (iii) to comply with or satisfy the requirements of the Securities Act of 1933, or any other law, as then in effect.

     8. RIGHTS OF STOCKHOLDER. The Optionholder will have no rights as a stockholder with respect to any Shares covered by the Option until the issuance of a certificate or certificates to the Optionholder for the Shares. Except as otherwise provided in Section 9 below, no adjustment shall be made for dividends or other rights for which the record date is prior to the issuance of such certificate or certificates.

     9. CAPITAL ADJUSTMENTS. The number of Shares covered by this Option, and the Option Price thereof, shall be subjected to such adjustments as the Board of Directors of the Grantor deems appropriate to reflect any stock dividend, stock split, share combination, exchange of shares, re-capitalization, merger, consolidation, separation, reorganization, liquidation or the like, of or by the Grantor.

     10. APPLICABLE LAW. This Agreement is intended to be performed in the State of Texas and shall be construed and enforced in accordance with and governed by the laws of such State.

     11. REGISTER.

     (a) A Register of Optionholders ("the Register") shall be kept by the Secretary of the Grantor at the Registered Office of the Grantor in Carrollton, Texas or at such other place as the Grantor may from time to time have appointed for the purpose and have notified to the Optionholders, and there shall be entered in the Register the names and addresses of the Optionholders, the amount of the options held by the Optionholders, the date at which the names of the Optionholders are entered in respect of the options standing in their names and the serial number of each option.

     (b) The Optionholder shall notify any change of name or address to the Secretary of the Grantor at the address as set out in the above clause and it shall be entered into the Register.

     (c) Optionholders may, at all reasonable times during office hours, inspect the Register, except during such period or periods not exceeding 30 days in total in any year when the Register is closed by the Grantor.

     12. ASSIGNMENT. The Option may be assigned, transferred or otherwise disposed of in whole or in part by the Grantee or a subsequent transferee of the Optionholder in accordance with the following terms:

     (a) The Grantor shall recognize the Optionholder as the absolute owner thereof and shall not be bound to take notice or see to the execution of any trust whether express, implied or constructive to which the Option may be subject. The receipt of the Optionholder for the time being or, in the case of joint registered Optionholders the receipt of any of them for any monies payable in respect thereof shall be a good discharge to the Grantor, notwithstanding any notice it may have, whether express or otherwise of the right, title, interest or claim of any other person to or in such Option, interest or monies. The Grantor shall not be bound to enter notice of any trust whether express, implied or constructive on the register in respect of the option.

     (b) Every Optionholder shall be recognized by the Grantor as entitled to his Option free from any equity set off or counter claim on behalf of the Grantor against the original or any intermediate holder of the Option.

     (c) Every instrument of transfer must be signed by the transferor and the transferor shall be deemed to remain the owner of the Option or portion thereof to be transferred until the name of the transferee is entered into the Register in respect thereof.

     (d) Every instrument of transfer must be left for registration with the Secretary of the Grantor accompanied by such other evidence as the directors of the Grantor may require to prove the title of the transferor or his right to transfer the Option or portion thereof and if the instrument of transfer is executed by some other person on his behalf the authority of that person to do so. The transfer shall then be registered and a note of such registration shall be entered into the Register.

     (e) All instruments of transfer which shall be registered shall be retained by the Grantor. No fees shall be charged for the registration of any transfer or for the registration of any Probate, Letters of Administration, Grant of Confirmation, Certificate of Marriage or Death, Power of Attorney or other document relating to or affecting the title to the Option.

     (f) The registration of transfers may be suspended at such times and for such periods as the Grantor may determine; provided, that such registration shall not be suspended for more than 30 days in any one year. The Executors or Administrators of a deceased Optionholder and in the case of death of one or more of several joint registered Optionholders, the survivor or survivors of such joint registered Optionholders shall be the only person or persons recognized by the Grantor as having any title to the Option.

     (g) In consequence of the death or bankruptcy of an Optionholder or of any other event giving rise to the transmission of an Option by operation of law, any person becoming entitled to the option may upon producing such evidence as the Grantor shall think sufficient be registered themselves as the Optionholder.

     (h) If any option document is defaced, lost or destroyed it may be replaced on such terms (if any) as to evidence and indemnity as the directors of the Grantor may require but so that in the case of defacement the defaced option documents shall be surrendered before the new option documents are issued.

     IN WITNESS WHEREOF, The Grantor has caused this Agreement to be executed by its duly authorized officer and the Optionholder, to evidence his consent and approval of all the terms hereof, has duly executed this Agreement, as of the date set forth above.


BLUE WAVE SYSTEMS INC.                       OPTIONHOLDER


By:
   ---------------------------------         ---------------------------------
Name:                                        Name:
      ------------------------------              ----------------------------
Title:
      ------------------------------


SIGNED as a Deed by
THE GRANTEE
in presence of:

Witness:
Name: (block capitals):
Address: